                                                                         NSAR ITEM 77O

                                                                VK Trust for Insured Municipal
                                                                      10f-3 Transactions

  UNDERWRITING #           UNDERWRITING           PURCHASED FROM     AMOUNT OF SHARES   % OF UNDERWRITING    DATE OF PURCHASE
                                                                        PURCHASED
         1             Memphis Shelby County      Goldman Sachs          3,000,000            1.224%            11/04/99



Underwriting #1
----------------
Morgan Keegan
Morgan Stanley
Chapman Company
Duncan Williams
First Tennessee Bank
MR Beal & Company
NationsBanc Capital Markets